EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barry L. Pennypacker, Michael M. Larsen and Brent A. Walters, or any of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to act on behalf of and in the name of the undersigned in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Gardner Denver, Inc. (the “Company”) in connection with the offering of shares of the Company’s common stock, par value $0.01 per share (including associated preferred stock purchase rights), pursuant to the Gardner Denver, Inc. Long-Term Incentive Plan, as amended and restated, including the authority to file and sign the Registration Statement and any amendments thereto (including, without limitation, post-effective amendments, supplements, documents and instruments in connection therewith) and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with the Registration Statement, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry L. Pennypacker
Barry L. Pennypacker	President, Chief Executive Officer and	May 14, 2012
Director (Principal Executive Officer)
/s/ Michael M. Larsen
Michael M. Larsen	Vice President and Chief Financial Officer	May 14, 2012
(Principal Financial Officer)
/s/ David J. Antoniuk
David J. Antoniuk	Vice President and Corporate Controller	May 14, 2012
(Principal Accounting Officer)
/s/ Diane K. Schumacher
Diane K. Schumacher	Chairperson of the Board and Directors	May 8, 2012

/s/ Michael C. Arnold
Michael C. Arnold	Director	May 8, 2012

/s/ Donald G. Barger, Jr.
Donald G. Barger, Jr.	Director	May 8, 2012

Signature	Title	Date

/s/ John D. Craig
John D. Craig	Director	May 8, 2012

/s/ Raymond R. Hipp
Raymond R. Hipp	Director	May 9, 2012

/s/ David D. Petratis
David D. Petratis	Director	May 8, 2012

/s/ Charles L. Szews
Charles L. Szews	Director	May 8, 2012

/s/ Richard L. Thompson
Richard L. Thompson	Director	May 9, 2012